Exhibit 99.3

EXOUSIA ADVANCED MATERIALS, INC. INITIATES CHANGES TOWARD GREEN TECHNOLOGY

New Board Member Elected and Chairman, CEO Resigns

NEW YORK, NY, September 9, 2010 -- Exousia Advanced Materials, Inc. (OTC Bulletin Board: EXOU.OB - www.exousiacorp.com), which manufactures advanced eco-friendly industrial products for worldwide infrastructure applications, and sells and distributes fuels for commercial and residential customers, initiated a restructuring of its management team that will allow the Company to move forward as a green technology company.  Accordingly, EXOU has announced that the Board of Directors has elected Robert A. Roddie as a new Director of the company. In addition, Mr. Roddie will continue to serve as the Company’s Chief Financial Officer, the position he has held since the acquisition of Evergreen Global Investments in January 2010.  Prior to that, he served as the company’s Senior Vice President, Chief Operating Officer and Chief Financial Officer since his hire in May 2008.

On September 2, 2010, J.Wayne Rodrigue, the Company’s President, CEO and Chairman of the Board tendered his resignation from those positions. As part of such resignation, Mr. Rodrigue has waived any claim for past compensation including accrued but unpaid salaries and unexercised stock options.  The Company had accrued $231,743.25 in accrued but unpaid compensation owed to Mr. Rodrigue through June 30, 2010. Also on that date, Robert L. Brindley tendered his resignation as a member of the Board of Directors.

The Board of Directors announced it will immediately begin the search for a new CEO who has green energy experience, experience in the capital markets, and extensive professional management experience.

Contact Information: Bob Roddie, CFO, Telephone: (212) 796-4333

About Exousia Advanced Materials, Inc.

Exousia, through its subsidiary Evergreen, is the provider of a variety of fuel products to thousands of customers in the Northeastern part of the United States. It is rapidly migrating its entire product base to include Green Energy attributes. Exousia manufactures advanced eco-friendly resins, engineered particles, high-performance coatings and structural products. Exousia products enhance strength, durability, cost effectiveness and performance for a wide range of manufacturing, commercial and construction applications. The company serves both domestic and international markets. Additional information on Exousia can be found at http://www.exousiacorp.com.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to Evergreen’s expected contributions to Exousia’s earnings, profits and earnings per share (EPS); projections of earnings, revenue, costs or other financial items of Exousia, Evergreen and the combined company; the anticipated value of the combined business to customers and partners; the expected performance of the assets acquired from Evergreen, along with anticipated growth and trends in the business or key markets of Exousia, Evergreen, and the combined company; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the ability of Exousia to successfully integrate Evergreen operations and employees; the ability to realize anticipated benefits of the proposed acquisition, including the expectation of greater revenue opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of Evergreen’s business; continued turmoil in global financial markets and economies; the availability and cost of credit; the ability to successfully develop, introduce, and sell new products and enhancements; changes in relationships with key customers, suppliers, distributors, resellers, and others as a result of the acquisition;  the ability of the Company to locate and retain replacement executive officers and directors, and other factors affecting the industrial coatings and energy industries generally. In addition, please refer to the risk factors contained in Exousia s SEC filings available at www.sec.gov, including Exousia’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.